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                                  EXHIBIT 11.1
                      BUILDING MATERIALS HOLDING CORPORATION
                        Computation of Earnings Per Share


For the Year Ended December 31, 1997, 1996, and 1995

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                                                                            1997          1996           1995
                                                                        ------------  -------------  ------------
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COMPUTATION OF BASIC EARNINGS PER SHARE
Net income............................................................  $  9,493,000  $  10,649,000  $  7,765,000
Class B preferred stock accretion.....................................        (6,500)       (34,000)      (34,000)
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Net Income available to common stock..................................  $  9,486,500  $  10,615,000  $  7,731,000
                                                                        ------------  -------------  ------------
Weighted average shares outstanding...................................    11,919,469     10,759,892     9,498,375
                                                                        ------------  -------------  ------------
Basic Earnings Per Share..............................................  $       0.80  $        0.99  $       0.81
                                                                        ------------  -------------  ------------
COMPUTATION OF DILUTED EARNINGS PER SHARE
Net Income Available to Common Stock..................................  $  9,486,500  $  10,615,000  $  7,731,000
                                                                        ------------  -------------  ------------
Weighted average shares outstanding...................................    11,919,469     10,759,892     9,498,375
Net effect of dilutive stock options based on the treasury stock
  method using average market price...................................       217,410        238,243       253,172
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Total shares outstanding..............................................    12,136,879     10,998,135     9,751,547
                                                                        ------------  -------------  ------------
Diluted Earnings Per Share............................................  $       0.78  $        0.97  $       0.79
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